Exhibit 23 -  Consent of Experts


G. BRAD BECKSTEAD
---------------------------
CERTIFIED PUBLIC ACCOUNTANT
                                                            330 E. Warm Springs
                                                            Las Vegas, NV 89119
                                                                   702.257.1984
                                                             702.362.0540 (fax)


April 1, 2002


To Whom It May Concern:

I have issued my report dated April 1, 2002, accompanying the financial statements of ALD Services, Inc. on Form 10-KSB/A for the period November 10, 1998 (inception date) through December 31, 2000. I hereby consent to the incorporation by reference of said report in the Annual Report of ALD Services, Inc. on Form 10-KSB/A (File No. 000-27035).

Signed,

/s/ G. Brad Beckstead
-----------------------
G. Brad Beckstead, CPA



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